As filed with the Securities and Exchange Commission on September 7, 2004
SEC File No. 333-58284

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to
Form S-3/A
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Loudeye Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	91-1908833
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1130 Rainier Avenue South Seattle, Washington 98144 (206) 832-4000 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	Jeffrey M. Cavins
President and Chief Executive Officer
LOUDEYE CORP.
1130 Rainier Avenue South
Seattle, Washington 98144
(206) 832-4000
(Name, Address, Including Zip Code, and
Telephone Number, Including Area Code, of
Agent For Service)

Copies to:

Timothy M. Woodland, Esq. Cairncross & Hempelmann, P.S. 524 Second Avenue, Suite 500 Seattle, Washington 98104 (206) 587-0700	Eric S. Carnell, Esq. VP Legal and Business Affairs LOUDEYE CORP. 1130 Rainier Avenue South Seattle, Washington 98144 (206) 832-4000

     Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those shares of common stock that remain unsold hereunder as of the date hereof.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐

DEREGISTRATION OF SECURITIES

      This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (No. 333-58284) of Loudeye Corp., which registered for resale from time to time 3,677,013 shares of common stock held by the selling stockholders named in the Registration Statement. The 3,677,013 shares were originally issued to the selling stockholders in connection with our acquisition of DiscoverMusic.com, Inc. on March 2, 2001. The Registration Statement was declared effective by the Securities and Exchange Commission on May 15, 2001.

      Our contractual obligation to maintain the effectiveness of the Registration Statement has terminated. In accordance with the undertaking contained in Part II, Item 17(a)(3) of the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, we are filing this Post-Effective Amendment No. 1 to remove from registration all shares covered by the Registration Statement that remain unsold.

      With this Post-Effective Amendment No. 1 to the Registration Statement, we hereby deregister all of the shares of our common stock covered by the Registration Statement that remain unsold as of the date of this Post-Effective Amendment No. 1.

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SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Seattle, State of Washington, on September 7, 2004.

LOUDEYE CORP.

By:	/s/ JEFFREY M. CAVINS

Jeffrey M. Cavins
President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated below on September 7, 2004.

Signature	Title

/s/ JEFFREY M. CAVINS Jeffrey M. Cavins	Chief Executive Officer, President, and Director (Principal Executive Officer)

/s/ LAWRENCE J. MADDEN Lawrence J. Madden	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ ANTHONY J. BAY Anthony J. Bay	Executive Chairman and Director

Michael A. Brochu	Director

/s/ KURT R. KRAUSS Kurt R. Krauss	Director

/s/ JOHAN C. LIEDGREN Johan C. Liedgren	Director